UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2024

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2000 Pisgah Church Road Greensboro, NC	27455
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment No. 2 to Amended and Restated Loan Agreement

On August 2, 2024, the Company entered into Amendment No. 2 to Amended and Restated Loan Agreement (the “Salem Amendment”) with its primary lender, Salem Investment Partners V, Limited Partnership (“Salem”). Pursuant to the Salem Amendment, which became effective on August 5, 2024, the Company paid down the principal balance on its loan facility from $12.0 million to $4.5 million. Additionally, the maturity date was extended from January 31, 2026 to December 31, 2028 and the interest rate was reduced from 14% (comprising 3% payment-in-kind (deferred) and 11% cash) to 12%.

The foregoing summary of the Salem Amendment does not purport to be complete and is qualified by reference to the full text of the Salem Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Amended and Restated Loan Agreement, dated August 2, 2024, between the Company and Salem Investment Partners V, Limited Partnership
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: August 6, 2024	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer and Director